UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14A-12

ONTRAK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2200 Paseo Verde Parkway, Suite 280 Henderson, NV 89052 (310) 444-4300
Dear Stockholders of Ontrak, Inc.:
You are invited to attend a special meeting of stockholders of Ontrak, Inc., a Delaware corporation (“Ontrak” or the “Company”), to be held on February 20, 2023 at 12:00 p.m. Pacific Time. The special meeting will be convened and conducted in a virtual meeting format. Stockholders will not be able to attend the special meeting in-person. The accompanying proxy statement includes instruction on how to attend the special meeting and how to vote and submit questions.
At the special meeting, our stockholders will consider and vote upon the following items:
1.    To approve a proposal to give our board of directors the authority, at its discretion, to file a certificate of amendment to our amended and restated certificate of incorporation to effect a reverse split of our outstanding common stock at a ratio that is not less than 4:1 and not greater than 6:1, without reducing the authorized number of shares of our common stock, with the final ratio to be selected by our board of directors in its discretion following stockholder approval, and to be effected, if at all, in the sole discretion of our board of directors at any time within one year of the date of the special meeting without further approval or authorization of our stockholders;
2.    To approve the issuance of shares of our common stock, convertible notes and the shares of our common stock issuable upon conversion thereof, and warrants to purchase shares of our common stock and the shares of our common stock issuable upon exercise thereof, in each case, pursuant to the Master Note Purchase Agreement dated April 15, 2022, as amended, for purposes of complying with Nasdaq Listing Rule 5635; and
3.    To approve the adjournment of the special meeting, if necessary or advisable, to solicit additional proxies in favor of the proposals described above if there are not sufficient votes to approve either of such proposals.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ALL THE PROPOSALS.
Our board of directors fixed the close of business on January 17, 2023 as the record date for the special meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the special meeting.
You are cordially invited to participate in the special meeting. Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the special meeting.

Henderson, Nevada	By order of the Board of Directors,
January 20, 2023	/s/ Terren S. Peizer
Terren S. Peizer
Chairman of the Board and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the special meeting
The notice of special meeting and the proxy statement and form of proxy card are available at https://ontrakhealth.com/investors/ financial-information/.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 20, 2023

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT, THE SPECIAL MEETING AND VOTING
Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by the board of directors of Ontrak, Inc. (sometimes referred to as “we,” “our,” “us,” the “Company,” the “Corporation” or “Ontrak” in this proxy statement), of proxies to be voted at a special meeting of stockholders scheduled to be held at 12:00 p.m. Pacific Time on February 20, 2023 and at any adjournment or postponement thereof.
The notice of the special meeting, this proxy statement and proxy card are first being sent or made available to stockholders on or about January 20, 2023.

Who can vote at the special meeting?

Only our stockholders of record at the close of business on January 17, 2023, the record date for the special meeting, or their legal proxy holders, are entitled to vote at the meeting. There were 27,280,986 shares of common stock outstanding and entitled to vote on the record date. Each share of common stock is entitled to one vote on each matter properly brought before the special meeting.

How may I participate in the special meeting?

The special meeting will be a completely virtual meeting conducted via live audio webcast. We believe this technology provides expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting enables increased stockholder attendance and participation from any location around the world.
To participate in the special meeting, go to https://web.lumiagm.com/250638678. Online check-in for the special meeting will begin at 12:00 p.m. Pacific Time on February 20, 2023. We suggest logging-on at that time to allow ample time for the check-in procedures. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone or similar companies.
Stockholders of record: Shares registered directly in your name
If you are a stockholder of record as of the record date for the special meeting, you should click on “I have a login,” enter the control number found on your proxy card you received, and enter the password “ontrak2023” (the password is case sensitive).
Beneficial owners: Shares registered in the name of a broker, bank or other nominee
If, on the record date, your shares were not held in your name, but rather in an account at a broker, bank, or other nominee, then you are the beneficial owner of those shares and those shares are considered to be held in “street name.” The organization holding those shares is considered to be the stockholder of record for purposes of the special meeting. If your shares are held in street name, in order to participate in the special meeting you must first obtain a legal proxy from your broker, bank or other nominee. Please see the discussion below under the heading, “How do I vote?” for information on obtaining a legal proxy.

What proposals will be submitted to the stockholders for a vote?
There are three matters scheduled for a vote:
1.    To approve a proposal to give our board of directors the authority, at its discretion, to file a certificate of amendment to our amended and restated certificate of incorporation to effect a reverse split of our outstanding common stock at a ratio that is not less than 4:1 and not greater than 6:1, without reducing the authorized number of shares of our common stock, with the final ratio to be selected by our board of directors in its discretion following stockholder approval, and to be effected, if at all, in the sole discretion of our board of directors at any time within one year of the date of the special meeting without further approval or authorization of our stockholders. We refer to this proposal as the "Reverse Stock Split Proposal."
2.    To approve the issuance of shares of our common stock, convertible notes and the shares of our common stock issuable upon conversion thereof, and warrants to purchase shares of our common stock and the shares of our common stock issuable upon exercise thereof, in each case, pursuant to the Master Note Purchase Agreement dated April 15, 2022, as amended, for purposes of complying with Nasdaq Listing Rule 5635. We refer to this proposal as the “Keep Well Proposal.”
3.    To approve the adjournment of the special meeting, if necessary or advisable, to solicit additional proxies in favor of the proposals described above if there are not sufficient votes to approve either of such proposals. We refer to this proposal as the “Adjournment Proposal.”

How do I vote?
Stockholders of record; Shares registered directly in your name.
If you are a stockholder of record, you may vote online during the special meeting, by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to participate in the special meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you vote by proxy, you may still attend the special meeting and vote online during meeting, if you choose.
•To vote online during the special meeting, follow the instructions above under “How do I participate in the special meeting?” click on “I have a login,” enter the control number found on your proxy card you previously received, and enter the password “ontrak2023” (the password is case sensitive).
•To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If we receive your signed proxy card before the special meeting, we will vote your shares as instructed on the proxy card. If you do not have the prepaid envelope, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, U.S.A.
•To vote via the Internet, please go to www.voteproxy.com and follow the instructions. Please have your proxy card handy when you go to the website.
•To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on February 19, 2023. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received before voting begins at the special meeting or attend the special meeting and vote your shares online during the meeting.
Beneficial owners: Shares registered in the name of a broker, bank or other nominee
If you are the beneficial owner of shares held in street name, you should have received voting instructions with these proxy materials from your broker, bank or other nominee, rather than directly from us. As a beneficial owner, you have the right to instruct the organization holding your shares how to vote your shares. You should have received a notice containing voting instructions from the organization that holds your shares. Follow the instructions provided by that organization to ensure that your vote is counted. To vote in person at the special meeting, you must first obtain a valid legal proxy from the organization that holds your shares and then you must register in advance to attend the special meeting. Please contact the organization that holds your shares to request a legal proxy.

After obtaining a legal proxy, to register to attend the special meeting you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to our transfer agent, American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern Time on February 13, 2023. You will receive a confirmation of your registration by email after your registration materials are received by our transfer agent. You may then attend the special meeting and vote your shares at https://web.lumiagm.com/250638678 during the meeting. The password for the meeting is "ontrak2023" (the password is case sensitive). Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.
May I revoke a previously submitted proxy or otherwise change my vote?
Yes. You may revoke your proxy or change your vote as described below.
If you are a stockholder of record, you can revoke your proxy at any time before the final vote at the special meeting by:
•giving written notice that you are revoking your proxy to the Secretary, Ontrak, Inc., 2200 Paseo Verde Parkway, Suite 280, Henderson, NV 89052;
•delivering a properly completed proxy card with a later date, or vote by telephone or on the Internet at a later date (we will vote your shares as directed in the last instructions properly received from you prior to the special meeting); or
•attending and voting online at the special meeting (note, simply attending the special meeting will not, by itself, revoke your proxy).
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other agent that is the holder of record and following its instructions.
Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by the Secretary prior to the special meeting and, in the case of internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on February 19, 2023.
Unless revoked, a proxy will be voted at the virtual meeting in accordance with the stockholder’s indicated instructions.
What if I return a proxy card but do not make specific voting choices?
If your proxy card does not indicate your voting preferences, your shares will be voted FOR all the proposals described in this proxy statement.
What is the quorum requirement for the special meeting?
A quorum of stockholders is necessary to hold the special meeting. A quorum will be present if a majority of the outstanding shares of our common stock entitled to vote on the record date are present in person or represented by proxy at the special meeting. On the record date, there were 27,280,986 shares of our common stock outstanding and entitled to vote. Thus, 13,640,494 shares must be present or represented by proxy at the special meeting in order for there to be a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.
If there is no quorum, a majority of the shares represented at the meeting may adjourn the meeting to another time or date.
Who will count the votes?
Votes will be counted by the inspector of election appointed for the special meeting.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank, or other nominee, you must instruct such organization how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the organization holding your shares does not have discretionary authority to vote. This is called a “broker non-vote.” We expect that brokers, banks and other nominees will have discretionary voting authority to vote your shares on the Reverse Stock Split Proposal and on the Adjournment Proposal, even if the organization does not receive voting instructions from the beneficial owner of the shares. Even if an organization has discretionary authority to vote uninstructed shares, certain organizations may elect not to vote shares without an instruction from the beneficial owner. So, if you are a beneficial owner, please instruct the organization that holds your shares as to how you wish to vote your shares. We expect that brokers, banks and other nominees will not have discretionary authority to vote on the Keep Well Proposal.

How many votes are required to approve each proposal?

Proposal	Votes Required	Impact of “Abstain” Votes	Broker Discretionary Voting Allowed? Impact of Broker Non-Votes
Reverse Stock Split Proposal	The affirmative vote of a majority of our outstanding shares of common stock as of the record date for the special meeting.	Abstentions will have the same effect as a vote against this proposal	Yes No broker non-votes are expected on this proposal. If there are any, they will have the same effect as a vote against this proposal.
Keep Well Proposal	The affirmative vote of the majority of shares present in person or represented by proxy at the special meeting and entitled to vote on this proposal.	Abstentions will have the same effect as a vote against this proposal	No Broker non-votes will not have any effect on the outcome of this proposal.
Adjournment Proposal	The affirmative vote of the majority of shares present in person or represented by proxy at the special meeting and entitled to vote on this proposal.	Abstentions will have the same effect as a vote against this proposal	Yes No broker non-votes are expected on this proposal. If there are any, they will not have any effect on the outcome of this proposal.

Do I have cumulative voting rights?
No, our stockholders do not have cumulative voting rights.
Am I entitled to dissenter rights or appraisal rights?
No, our stockholders are not entitled to dissenters’ rights or appraisal rights on any of the matters being submitted to stockholders at the special meeting.

Can I access this proxy statement on the Internet?
Yes, this proxy statement is available on our website at www.ontrakhealth.com. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing documents and mailing them to you, and also gives you an electronic link to the proxy voting site.
Stockholders of Record: You may enroll in the electronic proxy delivery service at any time by accessing your stockholder account at www.amstock.com and following the enrollment instructions.
Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other nominee regarding the availability of this service.
Who will pay for the cost of this proxy solicitation?
Ontrak will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission or by other means of communication. Our directors, officers or employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
We also retained the services of Alliance Advisors LLC to aid in the solicitation of proxies. We expect that we will pay Alliance Advisors LLC fees of approximately $6,000 in the aggregate, plus reasonable out-of-pocket expenses, for soliciting proxies. We may engage Alliance Advisors LLC for additional solicitation work and incur fees greater than $6,000 depending on a variety of factors, including preliminary voting turnout and results. We have agreed to indemnify Alliance Advisors LLC against certain liabilities relating to or arising out of their engagement.

How can I find out the results of the voting at the special meeting?

Preliminary voting results will be announced at the special meeting. Final voting results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission.
Who can help answer questions I might have about the special meeting, including if I have any questions about how to vote?
If you have any questions concerning the virtual special meeting (including accessing the meeting by virtual means) or would like additional copies of this proxy statement or need help voting your shares of the Company’s common stock, please contact Alliance Advisors:

Alliance Advisors
200 Broadacres Drive, Suite 300
Bloomfield, NJ 07003
Toll Free: 855-796-2126
Email: OTRK@allianceadvisors.com

PROPOSAL NO. 1
THE REVERSE STOCK SPLIT PROPOSAL
General
We are asking our stockholders to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our outstanding shares of common stock at a ratio that is not less than 4:1 and not greater than 6:1, without reducing the authorized number of shares of our common stock, with the final ratio to be selected by our board of directors in its discretion following stockholder approval, and to be effected, if at all, in the sole discretion of our board of directors at any time within one year of the date of the special meeting without further approval or authorization of our stockholders. If our stockholders approve this proposal, our board of directors will have authority to give effect to the reverse stock split. However, notwithstanding stockholder approval of this proposal, our board of directors may elect not to proceed with the reverse stock split if, at any time our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the reverse stock split. By voting in favor of this proposal, you are expressly also authorizing our board of directors to determine not to proceed with the reverse stock split.
If the reverse stock split is effected, at the effective time of the reverse split, the issued and outstanding shares of our common stock immediately prior thereto time will be combined and reclassified into a smaller number of shares such that each of our stockholders will own one new share of our common stock for every four to six shares of common stock owned by such stockholder immediately prior to the effective time of the reverse split, depending on the final ratio.
A copy of the proposed form of certificate of amendment to our amended and restated certificate of incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement.
Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split
Our primary reason for recommending the reverse stock split is to increase the bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq.
On September 14, 2022, we received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we no longer met the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”) because the closing bid price for our common stock was less than $1.00 for the previous 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(A), we have a 180-calendar day grace period, or until March 13, 2023, to regain compliance with the Minimum Bid Price Requirement. The Minimum Bid Price Requirement will be met if our common stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180-calendar day grace period, unless Nasdaq exercises its discretion to extend such 10-day period. If we do not regain compliance by March 13, 2023, we may be eligible for an additional 180-calendar day compliance period, subject to satisfying the conditions in the applicable Nasdaq Listing Rules. We expect that reducing the number of outstanding shares of our common stock will increase the per share market price of our common stock. However, there can be no assurance that, even if the reverse stock split is effected, the bid price of our common stock will increase, or that such increase, if any, is sustained for a period of time for us to regain compliance with the Minimum Bid Price Requirement.
In addition, the reverse stock split may make our common stock more attractive and cost effective investment to a broader range of investors, which in turn would enhance the liquidity of the holders of common stock. For example, the current market price of our common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing our common stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in investors paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.
Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split, that as a result of the reverse stock split we will be able to satisfy the Minimum Bid Price Requirement or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.
Effects of the Reverse Stock Split
Generally

Based on 27,280,986 shares of common stock issued and outstanding as of the record date for the special meeting, immediately following the reverse stock split, assuming that a 5-for-1 reverse stock split is effected, we would have approximately 5,456,197 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares).
The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest or any stockholder’s proportionate voting power, except that as described below under “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
If the reverse stock split is effected, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our common stock, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.
Our common stock is currently registered under the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act. In addition, notwithstanding the decrease in the number of outstanding shares that will result if the reverse stock split is effected, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
If the reverse stock split is effected, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.
Effect on Authorized Shares of Common Stock
The reverse stock split will not change the number of authorized shares of our common stock. Because the number of outstanding shares of common stock will decrease if the reverse stock split is effected, the number of shares of common stock remaining available for issuance will increase. Currently, our authorized shares of common stock is 500,000,000. Subject to limitations imposed by Nasdaq, the additional shares available for issuance may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that our board of directors determines to be in our best interests.
By increasing the number of authorized but unissued shares of common stock, the reverse stock split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our board of directors. For example, it may be possible for our board of directors to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with our board of directors in opposing a takeover bid that our board of directors determines is not in the best interests of our company or our stockholders. The reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the reverse stock split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The reverse stock split may have the effect of permitting our current management, including our current directors, to retain their position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with our operations. However, our board of directors is not aware of any attempt to take control of our company and our board of directors has not approved the reverse stock split with the intent that it be utilized as a type of anti-takeover device.
Effect on Par Value of our Common Stock

The reverse stock split will not affect the par value of our common stock, which will remain at $0.0001.

Effect on Warrants, and Convertible or Exchangeable Securities

If the reverse stock split is effected, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of outstanding warrants, and convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of our common stock. This will result in approximately the same aggregate price being required to be paid under such securities upon exercise, exchange or conversion, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based on the reverse stock ratio, subject to our treatment of fractional shares.

Effect on Series A Preferred Stock

The reverse stock split will not affect the authorized number or par value of our preferred stock, which will remain at 50,000,000 and $0.0001, respectively. We currently have one series of preferred stock outstanding, which is designated as the “9.50% Series A Cumulative Perpetual Preferred Stock” (“Series A preferred stock”).

If the reverse stock split is effected, the cap on the rate at which shares of our Series A preferred stock may be converted into shares of our common stock in the event of a Change of Control or Delisting Event (as such terms are described below) will be subject to pro rata adjustments as described in more detail below.

Upon the occurrence of a Change of Control or Delisting Event, each holder of shares of our Series A preferred stock will have the right to exchange some or all of their shares of Series A preferred stock for a number of shares of our common stock per share of Series A preferred stock equal to the lesser of: (i) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A preferred stock plus the amount of any accumulated and unpaid dividends (whether or not declared) by (ii) the Common Stock Price (as defined below); and (ii) 0.7653 shares of common stock (the “Share Cap”).

The Share Cap is subject to pro rata adjustments for any stock splits, subdivisions or combinations with respect to our common stock, including the reverse stock split contemplated by this proposal. The Share Cap will be adjusted to be the number of shares of common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to the applicable stock split, subdivision or combination by (ii) a fraction, the numerator of which is the number of shares of common stock outstanding after giving effect to such stock split, subdivision or combination and the denominator of which is the number of shares of common stock outstanding immediately prior to such stock split, subdivision or combination. Accordingly, if the reverse stock split is effected, these proportionate adjustments will be effected. For illustrative purposes only, assuming that a 5-for-1 reverse stock split is effected and that there were 27,280,986 shares of our common stock outstanding immediately prior to the effective time of the reverse stock split, the Share Cap would be adjusted from 0.7653 shares of common stock to 0.15306.

A “Change of Control” is generally deemed to occur when the following have occurred and are continuing: (i) a person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to clause (i), neither Ontrak nor the acquiring or surviving entity has a class of common securities listed on the New York Stock Exchange (“NYSE”), the NYSE American LLC (the “NYSE American”) or Nasdaq Stock Market (“Nasdaq”).

A “Delisting Event” is generally deemed to occur when the following have occurred and are continuing: (i) our Series A preferred stock is no longer listed on the NYSE, the NYSE American or Nasdaq; and (ii) Ontrak is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, but shares of our Series A preferred stock are still outstanding.

“Common Stock Price” is generally defined as (i) if the consideration to be received in a Change of Control by the holders of shares of our common stock is solely cash, the amount of cash consideration per share of common stock or (ii) if the consideration to be received in the Change of Control by holders of shares of our common stock is other than solely cash or in the event of a Delisting Event (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Market Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the our common stock is not then listed for trading on a U.S. securities exchange.

The foregoing summary of the exchange right of the holders of our Series A preferred stock is qualified in its entirety by the terms of the certificate of designations of rights and preferences for our Series A preferred stock dated August 21, 2020, which is filed as Exhibit 3.5 to our Annual Report on Form 10-K for the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 15, 2022.

Effect on our Equity Incentive Plan and Outstanding Awards

We previously granted stock options and other awards under our 2017 Stock Incentive Plan (the “2017 Plan”). As of January 17, 2023, there were approximately 7,166,689 shares of common stock subject to outstanding awards granted under the 2017 Plan, and approximately 1,603,489 shares remained available under the 2017 Plan for future awards. The 2017 Plan provides that in the event of a stock split, the number of shares subject to (i) the 2017 Plan, (ii) each right to shares granted pursuant to the 2017 Plan and the underlying common shares and (iii) outstanding awards, will each be appropriately and proportionately adjusted. Accordingly, if the reverse stock split is effected, these proportionate adjustments will be effected. For illustrative purposes only, assuming that a 5-for-1 reverse stock split is effected, the shares of common stock subject to outstanding awards granted under the 2017 Plan and the shares that are available under the 2017 Plan for future awards, in each case, as of January 17, 2023, will be adjusted to approximately 1,433,338 shares of subject to outstanding awards and approximately 320,698 shares will be available under the 2017 Plan for future awards, and the exercise price per share for each outstanding stock option would be decreased proportionally, such that upon an exercise, the aggregate exercise price payable by the option holder to us would remain the same. For illustrative purposes only, assuming that a 5-for-1 reverse stock split is effected, an outstanding stock option to purchase 5,000 shares of common stock, exercisable at $0.50 per share, will be adjusted as a result of the reverse stock split into a stock option to purchase 1,000 shares of common stock at an exercise price of $2.50 per share.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, record holders of our common stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Procedure for Implementing the Reverse Stock Split

If our stockholders approve this proposal, and if our board of directors determines that it is in our best interest and the best interests of our stockholders to proceed with the reverse stock split, we will file the amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect the reverse stock split. As of the effective time of the reverse stock split, each stock certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Holders of Certificated Shares of Common Stock

If the reverse stock split is effected, stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a stockholder should surrender their certificate(s) representing pre-split shares of our common stock to our transfer agent in exchange for certificates representing the appropriate number of shares of post-reverse stock split common stock. No certificates representing post-split shares of our common stock will be issued to a stockholder until such stockholder has surrendered to our transfer agent all their certificates representing their pre-split shares, together with a properly completed and executed letter of transmittal. No stockholder will be required to pay a transfer or other fee to exchange their certificates representing pre-split shares of our common stock. Until surrendered, we will deem certificates representing pre-split shares of our common stock to be cancelled and only to represent the number of whole shares of post-split shares of our common stock to which these stockholders are entitled, subject to the treatment of fractional shares. If a certificate representing pre-split shares of our common stock bears a restrictive legend, the certificate issued in exchange therefor will bear the same restrictive legend. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.
Beneficial Owners
If the reverse stock split is effected, we intend to treat shares held by stockholders through a bank, broker, or other nominee in the same manner as shares held by stockholders of record. Banks, brokers, and other nominees will be instructed to effect the reverse stock split for beneficial owners holding our common stock in street name. However, these banks, brokers, and other nominees may have different procedures for processing the reverse stock split than for stockholders of record. Stockholders who hold shares of our common stock in street name and who have questions in this regard are encouraged to contact their banks, brokers, or other nominees.
Registered “Book-Entry” Holders of Common Stock
If the reverse stock split is effected, stockholders who hold their shares of our common stock electronically in book-entry form with our transfer agent will not need to take action (i.e., the exchange will be automatic) to receive their shares of post-reverse stock split common stock.
Accounting Matters
The reverse stock split will not affect the per share par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, in the aggregate, will not change due to the reverse stock split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder of our common stock, which is a beneficial owner of our common stock that is either:
•an individual citizen or resident of the United States;
•a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. For example, this summary does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates or former citizens or residents, persons subject to the alternative or corporate minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons who acquired their shares or equity awards in connection with employment or other performance of services, (iii) persons who hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes, or (iv) persons who do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address the Medicare tax on net investment income, tax considerations in respect of our preferred stock, or tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split, and there can be no assurance that the Internal Revenue Service will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the reverse stock split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Certain filings with the Internal Revenue Service must be made by us and certain ‘significant holders” of our common shares in order for the reverse stock split to qualify as a reorganization. Assuming the reverse stock split qualifies as a reorganization, other than with respect to any U.S. holder that receives a full share in lieu of a fractional share, a U.S. holder generally will not recognize gain or loss upon the exchange of shares of our common stock for a lesser number of shares of our common stock, based upon the reverse stock split ratio.

A U.S. holder’s aggregate tax basis in the lesser number of shares of our common stock received in the reverse stock split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the reverse stock split. The holding period for the common stock received as a result of the reverse stock split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the reverse stock split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered for the shares of our common stock received pursuant to the reverse stock split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share of common stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share are not clear. A U.S. holder that receives a full share in lieu of a fractional share may be treated as though it received a distribution from us to the extent that the value of the full share exceeds the value of the fractional share the holder otherwise would have received. Such distribution would generally be a dividend to the extent of our current or accumulated earnings and profits. Any amount in excess of earnings and profits would generally reduce the holder’s basis their shares by the amount of such excess. The portion of the full share in excess of the fractional share would generally have a tax basis equal to the amount recognized as a dividend and the holding period for such share would begin on the date of the deemed distribution. Holders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share in the reverse stock split.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Directors and Executive Officers

None of the Company’s directors or executive officers have any substantial interest, directly or indirectly, in this proposal except to the extent of their ownership of shares of the Company’s common stock.

Vote Required
If a quorum is present at the special meeting, approval of this proposal requires the affirmative vote of the majority of the shares of our common stock outstanding as of the record date. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. This proposal is a routine matter and brokers and other nominees may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected on this proposal.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PROPOSAL NO. 2
THE KEEP WELL PROPOSAL

Background

On April 15, 2022, the Company entered into a Master Note Purchase Agreement (the “Original Keep Well Agreement”) with Acuitas Capital LLC (“Acuitas Capital”), an entity indirectly wholly owned and controlled by Terren S. Peizer, the Company’s Chief Executive Officer and Chairman and largest stockholder. On August 12, 2022, the Company and Acuitas Capital entered into an amendment to the Original Keep Well Agreement in connection with the appointment of a collateral agent under the Original Keep Well Agreement (the “First Amendment”). On November 19, 2022, the Company and Acuitas Capital entered into a further amendment to the Original Keep Well Agreement, as amended by the First Amendment (the “Second Amendment”), and on December 30, 2022, the Company and Acuitas Capital entered into a further amendment to the Original Keep Well Agreement, as amended by the First Amendment and the Second Amendment (the “Third Amendment”). The Company refers to the Original Keep Well Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, as the “Keep Well Agreement” and to Acuitas Capital, together with any of its transferees or affiliates under the Keep Well Agreement, as “Acuitas.”

As further discussed below, in this proposal the Company’s stockholders are being asked to approve the issuance of (1) common stock, (2) convertible notes and the common stock issuable upon conversion thereof, and (3) warrants to purchase shares of common stock and the common stock issuable upon exercise thereof, in each case, pursuant to the Keep Well Agreement for purposes of complying with Nasdaq Listing Rule 5635.

The Original Keep Well Agreement

Under the terms of the Original Keep Well Agreement, subject to the satisfaction of certain conditions precedent (some of which are described below), the Company could borrow from Acuitas up to $25.0 million, and in connection with each such borrowing, the Company agreed to issue to Acuitas a senior secured note (each, a “Keep Well Note”) with a principal amount equal to the amount borrowed. Subject to obtaining approval of the Company’s stockholders as required by applicable Nasdaq listing rules, which approval was obtained at the Company’s annual meeting of stockholders held on August 29, 2022 (the “2022 Annual Meeting of Stockholders”), in connection with each Keep Well Note issued by the Company, the Company agreed to issue to Acuitas a warrant to purchase shares of the Company’s common stock (each, a “Keep Well Warrant”). The number of shares of the Company’s common stock underlying each Keep Well Warrant would be equal to (y) the product of the principal amount of the applicable Keep Well Note and 20% divided by (z) the exercise price of the applicable Keep Well Warrant, which was $1.69 per share, the Nasdaq Official Closing Price (as reflected on Nasdaq.com) of the Company’s common stock immediately preceding the time the parties entered into the Original Keep Well Agreement. The maturity date of the Keep Well Notes was September 1, 2023.

The conditions precedent to the Company’s ability to borrow, and Acuitas’ obligation to lend, under the Original Keep Well Agreement included that (x) the Company have used best efforts to obtain sufficient financing from a third party for the Company to pay and discharge, when due and payable, its obligations, (y) the Company be unable despite its best efforts to obtain such financing from a third party on reasonably acceptable terms, and (z) (1) absent obtaining the funds requested by the Company to borrow under the Original Keep Well Agreement, the Company would not have sufficient unrestricted cash to pay and discharge all of its obligations then due or scheduled to become due within the 30 days following the date of the borrowing request, and (2) there be no conditions or events that, when considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern through August 15, 2023 (the “Funding Condition”).

In connection with entering into the Original Keep Well Agreement, subject to obtaining approval of the Company’s stockholders as required by applicable Nasdaq listing rules, which approval was obtained at the 2022 Annual Meeting of Stockholders, the Company agreed to issue 739,645 shares of its common stock to Acuitas (or an entity affiliated with Acuitas, as designated by Acuitas) (the “Original Commitment Shares”). The Original Commitment Shares were issued to Acuitas in September 2022.

The Second Amendment and the Third Amendment

Below is a summary of certain amendments to the terms of the Original Keep Well Agreement effected by the Second Amendment and the Third Amendment.

Keep Well Notes

The Company and Acuitas agreed to the following changes to the terms and conditions of the Keep Well Notes set forth in the Original Keep Well Agreement:

•the maturity date of the Keep Well Notes was extended from September 1, 2023 to June 30, 2024;
•the remaining amount available to be borrowed was increased from $10.7 million to $14.0 million and the provision that previously reduced the amount available to be borrowed by the net proceeds the Company received from equity financings was eliminated;
•the funding structure was changed from borrowings as needed from time to time at the election of the Company, to the Company agreeing to borrow, and Acuitas agreeing to lend, subject to the conditions in the Keep Well Agreement (which conditions were also amended as described below), the entire remaining amount of $14.0 million, to be funded as follows: $4.0 million in each of January (which was borrowed on January 5, 2023), March and June 2023, and $2.0 million in September 2023;
•many of the conditions precedent to the Company’s ability to borrow, and Acuitas’ obligation to lend, were eliminated, including the Funding Condition;
•the Company’s obligation to pay accrued interest on a monthly basis was eliminated, and instead accrued interest will be added to the principal amount of the applicable Keep Well Note; and
•the financial covenant that the Company’s consolidated recurring revenue be at least $15.0 million was reduced to $11.0 million, however, the satisfaction of such covenant as a condition to funding was eliminated, and certain other affirmative and negative covenants of the Company, the satisfaction of which were conditions to funding, were also eliminated as conditions to funding.

Conversion of Keep Well Notes

The Company and Acuitas agreed that, subject to the approval of the Company’s stockholders, Acuitas, at its option, will have the right to convert the entire principal amount of the Keep Well Notes outstanding, plus all accrued and unpaid interest thereon, in whole or in part, into shares of the Company’s common stock at a conversion price equal to the lesser of (i) $0.40 per share and (ii) the greater of (a) the closing price of the Company’s common stock on the trading day immediately prior to the applicable conversion date and (b) $0.15 (the “Conversion Right”). The $0.40 and $0.15 referenced in the preceding sentence are subject to adjustment for stock splits and the like, including the reverse stock split contemplated by the Reverse Stock Split Proposal.

If this proposal is approved by the Company’s stockholders, each Keep Well Note outstanding as of the date of such approval will be deemed to be amended to contain the Conversion Right. The Company refers to such Keep Well Notes, as so amended, and to the Keep Well Notes issued in connection with future borrowings under the Keep Well Agreement, as the “New Keep Well Notes.”

In addition, subject to the approval of the Company’s stockholders, in connection with the conversion of the principal amount of any New Keep Well Note and/or accrued interest thereon into shares of the Company’s common stock (as described above), the Company will issue to Acuitas a five-year warrant to purchase shares of the Company’s common stock, and the number of shares of the Company’s common stock subject to each such warrant will be equal to (x) 100% of the amount converted divided by (y) the conversion price of the New Keep Well Note then in effect, and the exercise price of each such warrant will be equal to the conversion price of the New Keep Well Note then in effect, subject to adjustment as described below.

Increase in Warrant Coverage

Subject to the approval of the Company’s stockholders, the Company and Acuitas agreed to reduce the exercise price of Keep Well Warrants issued under the Keep Well Agreement (both Keep Well Warrants outstanding as of the date of the Second Amendment and those issued thereafter) and to increase the warrant coverage on all previous and future borrowings under the Keep Well Agreement as follows:

•the exercise price of currently outstanding Keep Well Warrants will be reduced to $0.45 per share, which was the Nasdaq Official Closing Price (as reflected on Nasdaq.com) of the Company’s common stock immediately preceding the time the parties entered into the Second Amendment, and which will be subject to future adjustment as described below;
•the number of shares of the Company’s common stock subject to currently outstanding Keep Well Warrants (i.e., 1,775,148 shares) will be increased to the number of shares that would have been subject to such Keep Well Warrants if the warrant coverage was equal to 100% of the amount borrowed under the Keep Well Agreement in respect of which the applicable Keep Well Warrant was issued (instead of 20%) divided by $0.45 (i.e., 33,333,333 shares, or an additional 31,558,185 shares);
•the warrant coverage on borrowings under the Keep Well Agreement after the date of the Second Amendment will be increased to a number of shares of the Company’s common stock equal to (x) 100% of the amount borrowed (instead of 20% of such amount) divided by (y) $0.45 (the “Warrant Coverage Denominator”), subject to future adjustment as described below, and each Keep Well Warrant issued after the date of the Second Amendment will have an exercise price equal to $0.45 per share, subject to future adjustment as described below;
•if the reverse stock split discussed in the Reverse Stock Split Proposal is effected, then:
◦the exercise price of each warrant issued pursuant to the Keep Well Agreement that is outstanding as of the effective time of the reverse stock split will be reduced to the lesser of (i) the volume-weighted average price of the Company’s common stock over the five trading days beginning on the trading day that commences immediately after the effective time of the reverse stock split (the “Reverse Stock Split Price”) and (ii) the exercise price after giving effect to the adjustment thereto as a result of the reverse stock split (the lesser of (i) and (ii), the “Post-Stock Split Price”), subject to further reduction as described in the bullet immediately below; and
◦the Warrant Coverage Denominator will be reduced to the greater of $0.15 (adjusted for the reverse stock split) and the Post-Stock Split Price, subject to further reduction as described in the bullet immediately below; and
•upon the occurrence of the final funding under the Keep Well Agreement (the date on when such final funding occurs, the “Final Funding Date”):
◦the exercise price of each warrant issued pursuant to the Keep Well Agreement that is outstanding as of the Final Funding Date will be reduced to (i) if the Final Funding Date occurs at any time prior to the time the Reverse Stock Split Price is determined, the closing price of the Company’s common stock on the trading day immediately preceding the Final Funding Date (the “Final Funding Date Price”), or (ii) if the Final Funding Date occurs at any time from and after the time the Reverse Stock Split Price is determined, the lesser of (x) the Post-Stock Split Price and (y) the Final Funding Date Price; and
◦the Warrant Coverage Denominator will be reduced to the lesser of (i) if the Final Funding Date occurs at any time prior to the time the Reverse Stock Split Price is determined, the greater of (a) $0.15 (subject to adjustment for stock splits and the like, including the reverse stock split) and (b) the Final Funding Date Price, or (ii) if the Final Funding Date occurs at any time from and after the time the Reverse Stock Split Price is determined, the greater of (a) $0.15 (subject to adjustment for stock splits and the like, including the reverse stock split) and (b) the lesser of (x) the Post-Stock Split Price and (y) the Final Funding Date Price.

If this proposal is approved by the Company’s stockholders, the Company agreed to issue to the holder of each Keep Well Warrant outstanding as of the date of such approval, in exchange for such Keep Well Warrant, a new warrant to purchase shares of the Company’s common stock that reflect the amendments to the Keep Well Warrants described above, including the increase in the warrant coverage and the decrease in the exercise price. The Company refers to the new warrants issued in exchange for outstanding Keep Well Warrants and to any warrants issued in connection with future borrowings under the Keep Well Agreement or in connection with the conversion of the principal amount of any New Keep Well Note and/or accrued interest thereon into shares of the Company’s common stock (as described above) as the “New Keep Well Warrants.”

Additional Commitment Shares

Subject to the approval of the Company’s stockholders, the Company agreed to issue to Acuitas 2,038,133 additional shares of the Company’s common stock (the “Additional Commitment Shares”).

Issuance Cap

The Company and Acuitas agreed that (i) under no circumstances will the Company issue any shares upon exercise of any warrant issued under the Keep Well Agreement or upon conversion of any Keep Well Note to the extent that, after giving effect to the issuance of any such shares, Acuitas (together with its affiliates) would beneficially own shares of the Company’s common stock representing more than 90% of the total number of shares of the Company’s common stock outstanding as of the time of such issuance (the “Issuance Cap”); and (ii) in the event of a Fundamental Transaction (as defined in the Second Amendment), regardless of the actual number of securities of the Company beneficially owned by Acuitas and its affiliates at the effective time thereof, Acuitas shall not be entitled to receive any consideration pursuant to such Fundamental Transaction in respect of any shares underlying any of the warrants issued under the Keep Well Agreement or any shares issuable upon conversion of any Keep Well Note that would represent shares in excess of the Issuance Cap if beneficially owned by Acuitas and/or its affiliates immediately prior to such effective time, and all warrants and Keep Well Notes owned or beneficially owned by Acuitas and/or its affiliates at the effective time of such Fundamental Transaction, solely to the extent that, if exercised or converted, such warrants and Keep Well Notes would result in the issuance of such excess shares, will be cancelled and forfeited without consideration therefor, effective as of such effective time; provided, however, that the foregoing shall not affect the Company’s obligation to pay all amounts owed under such Keep Well Notes in connection with such Fundamental Transaction.

Other Information

As of January 17, 2023, Keep Well Notes in the aggregate principal amount of $15.0 million and Keep Well Warrants to purchase 1,775,148 shares of the Company’s common stock were outstanding.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 15, 2022 (the “2021 10-K”), the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 filed with the SEC on November 21, 2022 (the “3Q 10Q”), and the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2023 (the “Third Amendment 8-K”) includes a summary of the terms of the Original Keep Well Agreement, the Second Amendment and the Third Amendment, respectively, and the terms of New Keep Well Note and New Keep Well Warrant, which is qualified in its entirety by reference to copies of the foregoing documents that were filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 11, 2022, the 3Q 10Q and the Third Amendment 8-K. Please see the 2021 10-K, the 3Q 10Q, the Third Amendment 8-K and copies of the Original Keep Well Agreement, the Second Amendment, the Third Amendment, the New Keep Well Note and the New Keep Well Warrant for additional information regarding the terms of such documents.

None of the securities issuable under the Keep Well Agreement have been, or if and when issued to Acuitas in the future will be, registered under the Securities Act of 1933, as amended (the “Securities Act”); all such securities have been and will be offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

All shares of the Company’s common stock issued under the Keep Well Agreement will be the same class of common stock that the Company has listed on The Nasdaq Global Market under the trading symbol “OTRK.”

Reasons for Seeking Stockholder Approval

Nasdaq Listing Rules

The Company’s common stock is listed on the Nasdaq Global Market and the Company is subject to the Nasdaq Listing Rules.

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the company. This rule does not define when a change in control of a company may be deemed to occur; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of the outstanding shares of common stock or voting power of an issuer and such ownership or voting power of an issuer would represent the largest ownership position in the issuer. We are seeking stockholder approval of this proposal in order to satisfy the requirements of Nasdaq Listing Rule 5635(b) with respect to the issuance of the (a) the Additional Commitment Shares, (b) the New Keep Well Warrants, (c) the New Keep Well Notes, (d) the shares of the Company’s common stock issuable upon exercise of the New Keep Well Warrants (the “New Keep Well Warrant Shares”) and (e) the shares of the Company’s common stock issuable upon conversion of the New Keep Well Notes (the “Conversion Shares” and, together with the Additional Commitment Shares and the New Keep Well Warrant Shares, the “New Keep Well Shares”), in the event the issuance thereof could be considered a “change of control” under that rule. A “change of control” for purposes of Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Delaware law, our organizational documents, U.S. income tax laws or any other purpose.

Nasdaq Listing Rule 5635(c), among other things, requires stockholder approval prior to the issuance of securities when an equity compensation arrangement is made pursuant to which stock may be acquired by officers, directors, employees, or consultants. Nasdaq guidance provides that the issuance of common stock (or equivalents) or securities convertible into or exercisable for common stock to officers, directors, employees, or consultants at a price less than the market value of the stock is considered a form of “equity compensation” and requires stockholder approval unless the issuance is part of a public offering. The issuance of the New Keep Well Shares, the New Keep Well Warrants and the New Keep Well Notes (collectively, the “New Keep Well Securities”) may be considered “equity compensation” under Nasdaq Listing Rule 5635(c) because Acuitas is an entity indirectly wholly owned and controlled by Mr. Peizer, who serves as the Company’s Chief Executive Officer and Chairman.

Nasdaq Listing Rule 5635(c) also requires stockholder approval prior to a 20% Issuance (as defined in such rule) at a price that is less than the Minimum Price (as defined in such rule). For purposes of this rule, (1) "20% Issuance" means a transaction, other than a public offering, involving the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, and (2) “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. The issuance of the New Keep Well Securities may result in a 20% Issuance at a price that is less than the Minimum Price.

Accordingly, in order to ensure compliance with Nasdaq Listing Rules 5635(b), (c) and (d), the Company is seeking stockholder approval of the issuance of the New Keep Well Securities.

Event of Default

Under the terms of the Second Amendment, the Company agreed to seek stockholder approval of the terms of the Second Amendment and the Third Amendment that are subject to approval by the Company’s stockholders as described above (collectively, the “Amended Keep Well Terms Subject to Stockholder Approval”) by February 20, 2023, and the failure to obtain such approval by such date is an event of default under the Keep Well Agreement. In other words, if this proposal is not approved by the Company’s stockholders, the Company would be in default under the Keep Well Agreement, and Acuitas and the collateral agent under the Keep Well Agreement would have the rights that a secured creditor with a first priority lien on a company’s assets would have, including, the right to collect, enforce or satisfy any secured obligations then owing, including by foreclosing on the collateral securing the Company’s obligations under the Keep Well Agreement (which generally comprise all of the Company’s assets), restrictions on the operation of the Company’s business would spring into effect, and Acuitas would have no obligation to fund any future borrowings under the Keep Well Agreement. A default under the Keep Well

Agreement would have serious consequences to the Company’s financial condition, operating results, and business, and could cause the Company to become insolvent or enter bankruptcy proceedings, and the Company’s stockholders may lose all or a portion of their investment because of the priority of the claims of Acuitas, in its capacity as a secured creditor, on the Company’s assets.

Effectiveness of the Second Amendment and Third Amendment

The Company is not seeking stockholder approval of its entry into either the Second Amendment or the Third Amendment or, other than the Amended Keep Well Terms Subject to Stockholder Approval, the terms thereof or the transactions contemplated thereby. If stockholder approval of this proposal is not obtained, none of the Amended Keep Well Terms Subject to Stockholder Approval will become effective, but it would constitute an event of default under the Keep Well Agreement as discussed above.

Effect of Issuance of Securities on Current Stockholders

If this proposal is approved, it will result in the immediate issuance of the 2,038,133 Additional Commitment Shares. As of the record date for the Special Meeting, there were 27,280,986 shares of the Company’s common stock outstanding. Therefore, the 2,038,133 Additional Commitment Shares represents approximately 7.5% of such outstanding common stock, and the issuance thereof would dilute the percentage interest of the Company’s stockholders, other than Acuitas, in the voting power, liquidation value and aggregate book value of the Company.

In addition, if this proposal is approved:

•the Keep Well Warrants to purchase 1,775,148 shares of the Company’s common stock currently outstanding will be immediately exchanged for New Keep Well Warrants to purchase 33,333,333 shares of the Company’s common stock;
•the $15.0 million in principal amount of Keep Well Notes currently outstanding will be exchanged for New Keep Well Notes which will be immediately convertible into 37,500,000 shares of the Company’s common stock (assuming a conversion price of $0.40); and
•if such Keep Well Notes are so converted (and assuming all interest is paid in cash), New Keep Well Warrants to purchase 37,500,000 shares of the Company’s common stock would be issued.

The table below illustrates the additional shares of the Company’s common stock that would be issuable upon (a) the conversion of the New Keep Well Notes to be issued in 2023 (assuming a conversion price of $0.40 and all interest is paid in cash), (b) the exercise of the New Keep Well Warrants to be issued in connection with the issuance of such New Keep Well Notes (assuming a Warrant Coverage Denominator of $0.45), and (c) the exercise of the New Keep Well Warrants to be issued in connection with the conversion of such New Keep Well Notes:

Shares of Common Stock Issuable Upon
Amount Borrowed under the Keep Well Agreement	Conversion of the Note (a)	Exercise of the Warrant Issued in Connection with the Borrowing (b)	Exercise of the Warrant Issued in Connection with the Conversion of the Note (c)
$4.0 million in March 2023	10,000,000	8,888,889	10,000,000
$4.0 million in June 2023	10,000,000	8,888,889	10,000,000
$2.0 million in September 2023	5,000,000	4,444,444	5,000,000
Total	25,000,000	22,222,222	25,000,000

Accordingly, if this proposal is approved, based on the assumptions described above regarding the dollar amount of the conversion price and the Warrant Coverage Denominator and assuming all interest on the New Keep Well Notes is paid in cash, if all the New Keep Well Notes are converted and all New Keep Well Warrants are exercised, the Company would, subject to the Issuance Cap in the Keep Well Agreement, issue an aggregate of approximately 180.8 million shares of its common stock (including the Additional Commitment Shares), increasing the dilution of the Company’s stockholders, other than Acuitas.

As discussed above, the conversion price of the New Keep Well Notes and the Warrant Coverage Denominator for New Keep Well Warrants is subject to adjustment based on the price of our common stock, subject to maximum downward adjustment to $0.15 (subject to adjustment for stock splits and the like, including the reverse stock split contemplated by the Reverse Stock Split Proposal, if effected). The table below illustrates the additional shares of the Company’s common stock that would be issuable upon (a) the conversion of the New Keep Well Notes to be issued in 2023 (assuming a conversion price of $0.15 and all interest is paid in cash), (b) the exercise of the New Keep Well Warrants to be issued in connection with the issuance of such New Keep Well Notes (assuming a Warrant Coverage Denominator of $0.15), and (c) the exercise of the New Keep Well Warrants to be issued in connection with the conversion of such New Keep Well Notes:

Shares of Common Stock Issuable Upon
Amount Borrowed under the Keep Well Agreement	Conversion of the Note (a)	Exercise of the Warrant Issued in Connection with the Borrowing (b	Exercise of the Warrant Issued in Connection with the Conversion of the Note (c)
$4.0 million in March 2023	26,666,667	26,666,667	26,666,667
$4.0 million in June 2023	26,666,667	26,666,667	26,666,667
$2.0 million in September 2023	13,333,333	13,333,333	13,333,333
Total	66,666,667	66,666,667	66,666,667

Accordingly, if this proposal is approved, based on the assumptions described above regarding the dollar amount of the conversion price and the Warrant Coverage Denominator and assuming all interest on the New Keep Well Notes is paid in cash, if all the New Keep Well Notes are converted and all New Keep Well Warrants are exercised, the Company would issue an aggregate of approximately 433.6 million shares of its common stock (including the Additional Commitment Shares), increasing the dilution of the Company’s stockholders, other than Acuitas. However, the issuance of shares upon the conversion of the New Keep Well Notes and/or the exercise of the New Keep Well Warrants are subject to the Issuance Cap in the Keep Well Agreement, as described above.

Interests of Directors and Executive Officers

Other than Mr. Peizer, none of the Company’s directors or executive officers have any substantial interest, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of the Company’s common stock. None of the Company’s officers or directors have a beneficial interest in any of the Keep Well Securities, other than Mr. Peizer through his ownership and control of Acuitas.

As of the record date for the Special Meeting, Acuitas and its affiliates owned 9,853,800 shares of the Company’s common stock, or 36.1% shares of the Company’s common stock outstanding as of the record date. Acuitas and its affiliates may vote all such shares of the Company’s common stock on this proposal.

No Appraisal Rights

Stockholders are not entitled to rights of appraisal with respect to this proposal.

Vote Required

If a quorum is present at the special meeting, approval of this proposal requires the affirmative vote of the majority of shares present in person or represented by proxy at the special meeting and entitled to vote on the subject matter (meaning that of the shares represented at the special meeting and entitled to vote, a majority of them must be voted “FOR” this proposal for it to be approved). Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal, and broker non-votes will have no effect on the outcome of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL

PROPOSAL NO. 3

THE ADJOURNMENT PROPOSAL
General
In this proposal, we are asking our stockholders to authorize us to adjourn the special meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event there are not sufficient votes to approve either or both of the Reverse Stock Split Proposal and the Keep Well Proposal at the special meeting. If our stockholders approve this proposal, we could adjourn the special meeting without a vote on either the Reverse Stock Split Proposal or the Keep Well Proposal to solicit additional proxies and/or to seek to convince stockholders to change their votes in favor of such proposals.
If the special meeting is adjourned, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the special meeting or displayed, during the time scheduled for the special meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication. However, if the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. In addition, if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, notice of the adjourned meeting will be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
Interests of Directors and Executive Officers

None of the Company’s directors or executive officers have any substantial interest, directly or indirectly, in this proposal except to the extent of their ownership of shares of the Company’s common stock.

Vote Required

If a quorum is present at the special meeting, approval of this proposal requires the affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on this proposal (meaning that of the shares present in person or represented by proxy at the special meeting and entitled to vote, a majority of them must be voted “FOR” this proposal for it to be approved). Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. This proposal is a routine matter and brokers and other nominees may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected on this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 17, 2023 for (a) each stockholder known by us to own beneficially more than 5% of our common stock (b) our named executive officers, (c) each of our directors, and (d) all of our current directors and executive officers as a group.

Name of beneficial owner (1)	Common Stock Owned	Shares Beneficially Owned (2)	Total Common Stock Beneficially Owned	Percent of Class (3)
Directors and Named Executive Officers:
Terren S. Peizer (4)	9,853,800	2,815,148	12,668,948	42.1%
Richard A. Berman	—	—	—	*
Michael Sherman	15,550	—	15,550	*
James Messina (5)	—	16,360	16,360	*
Jonathan E. Mayhew (6)	—	—	—	*
Brandon H. LaVerne (7)	44,140	145,834	189,974	*
Mary Louise Osborne (8)	32,335	37,500	69,835	*
All current directors and executive officers as a group (9 persons)	10,018,706	3,140,042	13,158,748	43.3%
___________

*	Less than 1%
(1)	Except as set forth below, the mailing address of all individuals listed is c/o Ontrak, Inc., 2200 Paseo Verde Parkway, Suite 280, Henderson, NV 89052.
(2)
The number of shares beneficially owned includes shares of common stock in which a person has sole or shared voting power and/or sole or shared investment power and shares of common stock acquirable within 60 days of January 17, 2023 upon exercise of options or warrants. Except as noted in other footnotes to this table, each person named has sole voting and investment powers with respect to the common stock beneficially owned by that person, subject to applicable community property and similar laws.

(3)
Shares of common stock that may be acquired by an individual or group within 60 days of January 17, 2023 are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Percentage of ownership is based on 27,280,986 shares of common stock outstanding on January 17, 2023.

(4)	Total common stock beneficially owned consists of 9,853,800 shares of common stock, warrants to purchase 1,775,148 shares of common stock and options to purchase 1,040,000 shares of common stock. The 9,853,800 shares of common stock are held of record by Acuitas Group Holdings, LLC, a limited liability company 100% owned by Terren S. Peizer, and as such, Mr. Peizer may be deemed to beneficially own or control.
(5)	Total common stock beneficially owned consists of options to purchase 16,360 shares of common stock.
(6)	On June 24, 2022, Mr. Mayhew gave notice of his resignation, effective August 12, 2022.
(7)	Total common stock beneficially owned consists of 20,000 shares of common stock, 24,140 shares of common stock held under the Company’s 401(k) plan, and options to purchase 145,834 shares of common stock.
(8)	Total common stock beneficially owned consists of 20,000 shares of common stock, 12,335 shares of common stock held under the Company’s 401(k) plan, and options to purchase 37,500 shares of common stock.

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED
AT NEXT ANNUAL MEETING
Stockholders may submit proposals on matters appropriate for stockholder action at our 2023 annual meeting of stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. To be considered for inclusion in proxy materials for our 2023 annual meeting of stockholders, a stockholder proposal must be submitted in writing no later than March 30, 2023 (which is 120 days before the anniversary of the date we released our proxy statement to stockholders in connection with our 2022 annual meeting of stockholders), to our Corporate Secretary, c/o Ontrak, Inc., 2200 Paseo Verde Parkway, Suite 280, Henderson, NV 89052. However, if the date of our 2023 annual meeting of stockholders is convened more than 30 days before, or delayed by more than 30 days after, August 29, 2023, to be considered for inclusion in proxy materials for our 2023 annual meeting of stockholders, a stockholder proposal must be submitted in writing to our Corporate Secretary, c/o Ontrak, Inc., 2200 Paseo Verde Parkway, Suite 280, Henderson, NV 89052 in a reasonable time before we begin to print and send our proxy materials for the 2023 Annual Meeting of Stockholders. The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of the Company’s board of directors for our 2023 annual meeting of stockholders will vote in their discretion as to any matter of which the Company has not received notice by June 13, 2023.
The deadline for providing notice to the company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of director nominees for our 2023 annual meeting of stockholders is June 30, 2023.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Ontrak stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or, if you share an address with another Company stockholder and are receiving multiple copies of annual reports and proxy statements but only wish to receive a single copy of such materials, you may:
•if you are a stockholder of record, direct your written request to our transfer agent, American Stock Transfer and Trust Company, LLC, Attn: Proxy Dept., 6201 15th Avenue, Third Floor, Brooklyn, NY 11219, U.S.A.; or call: in the United States, 1-800-PROXIES (1-800-776-9437) and outside the United States, 1-718-921-8500; or
•if you are not a stockholder of record, notify your broker.
Ontrak will promptly deliver, upon written or oral request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy was delivered by using the contact information provided above.
WHERE YOU CAN FIND MORE INFORMATION
Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, and proxy statements and other information we file or furnish pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on our website at www.ontrakhealth.com under the Investors tab as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC.
The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including our company.

OTHER MATTERS
Our board of directors knows of no other matters that will be presented for consideration at the special meeting. If any other matters are properly presented at the special meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Appendix A
Proposed Amendment to Amended and Restated Certificate of Incorporation
CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF ONTRAK, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Ontrak, Inc. (the “Corporation”), a corporation existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on October 4, 2019, as amended by the Certificate of Amendment thereto filed with the Secretary of State on July 6, 2020, the Certificate of Designations of Rights and Preferences filed with the Secretary of State on August 21, 2020 and Amendment No. 1 to Certificate of Designations of Rights and Preferences filed with the Secretary of State on October 15, 2020 (as amended to date, the “Certificate of Incorporation”).

SECOND: The Certificate of Incorporation is hereby amended by revising Article FOURTH to include a new paragraph 3 as follows:

3. Effective at 6:00 p.m. Eastern Time (the “Effective Time”) on the effective date of the certificate of amendment adding this paragraph to Article FOURTH of the certificate of incorporation of the Corporation (the “Effective Date”), every [•] ([•]) shares of Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Split”); provided, however, that if the Reverse Split would result in the record account of any holder of Common Stock having a number of shares of Common Stock that is, in the aggregate, less than one (1) share (a “Fractional Share”), such holder shall be entitled to receive a whole share of Common Stock in lieu of a Fractional Share.

THIRD: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the ___ day of ___________, 202__.

Ontrak, Inc.

By:
Name:
Title:

2023 SPECIAL MEETING OF STOCKHOLDERS OF

ONTRAK, INC.

February 20, 2023

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/250638678 (password: ontrak2023) and be sure to have available the control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:
The Notice of Meeting and Proxy Statement are available at the following website:
https://ontrakhealth.com/investors/financial-information/

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.

00030000300030000000 8 022023

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2, AND "FOR" PROPOSAL NO. 3 AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE SPECIAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ONTRAK, INC.

2200 Paseo Verde Parkway, Suite 280
Henderson, NV 89052

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2023 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 20, 2023, AT 12:00 P.M. (PACIFIC TIME),
AND ANY POSTPONEMENT, CONTINUATION OR ADJOURNMENT THEREOF

The shares of common stock you hold in your account will be voted as you specify on the reverse side of this proxy card. If no choice is specified, the proxy will be voted "FOR" the election of all the nominees listed in Proposal No. 1, "FOR" Proposal No. 2 and "FOR" Proposal No. 3, as described on the reverse side of this proxy card.

By signing this proxy, the undersigned hereby appoints Terren S. Peizer as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of common stock of Ontrak, Inc. which the undersigned may be entitled to vote at the 2023 Special Meeting of Stockholders of the Company to be held virtually at https://web.lumiagm.com/250638678 (password: ontrak2023), on Monday, February 20, 2023, at 12:00 p.m. (Pacific Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting and any postponements, continuations or adjournments of the meeting.

(Continued and to be signed on the reverse side.)

1.1 14475